Exhibit 10.4

FORTINET, INC.

2009 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

—	to attract and retain the best available personnel for positions of substantial responsibility,

—	to provide additional incentive to Employees, Directors and Consultants, and

—	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a)            “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)            “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal, state and foreign securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)            “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)            “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)            “Board” means the Board of Directors of the Company.

(f)            “Change in Control” means the occurrence of any of the following events:

(i)            A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)            A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)            A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(g)            “Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h)            “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(i)            “Common Stock” means the common stock of the Company.

(j)            “Company” means Fortinet, Inc., a Delaware corporation, or any successor thereto.

(k)            “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)            “Director” means a member of the Board.

(m)            “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)            “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)            “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(p)            “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q)            “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)            If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)            For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv)            In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)            “Fiscal Year” means the fiscal year of the Company.

(s)            “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)            “Inside Director” means a Director who is an Employee.

(u)            “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)            “Option” means a stock option granted pursuant to the Plan.

(x)            “Outside Director” means a Director who is not an Employee.

(y)            “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)            “Participant” means the holder of an outstanding Award.

(aa)            “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb)            “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(cc)            “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd)            “Plan” means this 2009 Equity Incentive Plan.

(ee)            “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(ff)            “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(gg)            “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh)            “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii)            “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj)            “Service Provider” means an Employee, Director or Consultant.

(kk)            “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ll)            “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(mm)            “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a)            Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 9,000,000 Shares, plus any Shares subject to stock options or similar awards granted under the 2008 Stock Plan and the Amended and Restated 2000 Stock Plan that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2008 Stock Plan and the Amended and Restated 2000 Stock Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to such terminations, forfeitures and repurchases not to exceed 21,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)            Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2011 Fiscal Year, in an amount equal to the least of (i) 7,000,000 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year, or (iii) such number of Shares determined by the Board.

(c)            Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d)            Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a)            Procedure.

(i)            Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)            Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)            Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)            Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)            Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)            to determine the Fair Market Value;

(ii)            to select the Service Providers to whom Awards may be granted hereunder;

(iii)            to determine the number of Shares to be covered by each Award granted hereunder;

(iv)            to approve forms of Award Agreements for use under the Plan;

(v)            to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)            to determine the terms and conditions of any, and to institute any Exchange Program;

(vii)            to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)            to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws, obtaining favorable tax treatment or for any other purpose the Administrator determines is desirable and consistent with the terms of the Plan;

(ix)            to modify or amend each Award (subject to Section 18 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)            to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 13 of the Plan;

(xi)            to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)            to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)            to make all other determinations deemed necessary or advisable for administering the Plan.

(c)            Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a)            Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which

Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)            Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)            Option Exercise Price and Consideration.

(i)            Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)            In the case of an Incentive Stock Option

a)            granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

b)            granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)            In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)            Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)            Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)            Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)            Exercise of Option.

(i)            Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if allowed by the Administrator and requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)            Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)            Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)            Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.   Restricted Stock.

(a)            Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)            Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)            Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)            Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)            Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)            Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)            Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)            Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.   Restricted Stock Units.

(a)            Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)            Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c)            Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)            Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the

Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)            Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.   Stock Appreciation Rights.

(a)            Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)            Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)            Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)            Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)            Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)            Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)            The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)            The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a)            Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)            Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)            Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)            Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)            Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)            Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or contrary to Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)            Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award and the numerical Share limits in Section 3 of the Plan.

(b)            Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)            Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)            Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

14. Tax.

(a)            Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes and social insurance contributions (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)            Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)            Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Participant’s employer or contracting company, nor will they interfere in any way with the Participant’s right or the Participant’s employer or contracting company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a)            Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)            Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)            Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a)            Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)            Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

FORTINET, INC.

2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Fortinet, Inc. 2009 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).

I.	NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name:

Address:

You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number	_________________________________________

Date of Grant	_________________________________________

Vesting Commencement Date	_________________________________________

Number of Restricted Stock Units	_________________________________________

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Unit will vest in accordance with the following schedule:

[INSERT VESTING SCHEDULE.]

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Unit, the Restricted Stock Unit and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the representative of Fortinet, Inc. (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	FORTINET, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.            Grant. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.            Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2 1/2) months from the end of the Company’s tax year that includes the vesting date.

3.            Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4.            Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.            Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

6.            Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.            Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

8.            Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.            No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.            Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of Stock Administration at Fortinet, Inc., at 1090 Kifer Road, Sunnyvale, CA 94086, or at such other address as the Company may hereafter designate in writing.

11.            Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.            Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.            Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

14.            Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

15.            Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16.            Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.            Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18.            Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19.            Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

20             Amendment, Suspension or Termination of the Plan. By accepting this Award,

Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21.            Governing Law. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock is made and/or to be performed.

FORTINET, INC.

2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Fortinet, Inc. 2009 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Award Agreement (the “Award Agreement”).

I.	NOTICE OF RESTRICTED STOCK GRANT

Participant Name:

Address:

You have been granted the right to receive an Award of Restricted Stock, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number	_________________________________________

Date of Grant	_________________________________________

Vesting Commencement Date	_________________________________________

Total Number of Shares Granted	_________________________________________

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock will vest and the Company’s right to reacquire the Restricted Stock will lapse in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

By Participant’s signature and the signature of the representative of Fortinet, Inc. (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	FORTINET, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1.            Grant of Restricted Stock. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan for past services and as a separate incentive in connection with his or her services and not in lieu of any salary or other compensation for his or her services, an Award of Shares of Restricted Stock, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.	Escrow of Shares.

(a)            All Shares of Restricted Stock will, upon execution of this Award Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date Participant ceases to be a Service Provider.

(b)            The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c)            Upon Participant’s termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

(d)            The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.

(e)            Subject to the terms hereof, Participant will have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon.

(f)            In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of unvested Shares of Restricted Stock be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement. If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(g)            The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Award Agreement.

3.            Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Shares of Restricted Stock awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4.            Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock will be considered as having vested as of the date specified by the Administrator.

5.            Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Shares of Restricted Stock that have not vested at the time of Participant’s termination as a Service Provider for any reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant will have no further rights thereunder. Participant will not be entitled to a refund of the price paid for the Shares of Restricted Stock, if any, returned to the Company pursuant to this Section 5. Participant hereby appoints the Escrow Agent with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination of service.

6.            Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of

Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.            Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to Section 2, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Shares otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Shares and the Shares will be returned to the Company at no cost to the Company.

8.            Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant or the Escrow Agent. Except as provided in Section 2, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.            No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR

RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.            Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of Stock Administration at Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086, or at such other address as the Company may hereafter designate in writing.

11.            Grant is Not Transferable. Except to the limited extent provided in Section 6, the unvested Shares subject to this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares of Restricted Stock subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.            Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.            Additional Conditions to Release from Escrow. The Company will not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to Section 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.

14.            Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

15.            Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16.            Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock awarded under the Plan or future Restricted Stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.            Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18.            Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19.            Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock.

20.            Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21.            Governing Law. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock is made and/or to be performed.

FORTINET, INC.

2009 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Fortinet, Inc. 2009 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Participant Name:

Address:

You have been granted an Option to purchase Common Stock of Fortinet, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

Termination Period:

This Option will be exercisable for [three (3) months] after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for [twelve (12) months] after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration

Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Stock Option Grant attached hereto as Exhibit A and the Additional Terms and Conditions of Stock Option Grant attached hereto as Exhibit B, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	FORTINET, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.            Grant of Option. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as a U.S. Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an ISO, to the extent that it exceeds the US$100,000 rule of Code Section 422(d) it will be treated as a U.S. Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO. Participants employed outside the U.S. will be granted NSOs.

2.            Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3.            Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.            Exercise of Option.

(a)            Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b)            Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit C (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the

Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5.            Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant, unless otherwise provided in the Additional Terms and Conditions of Stock Option Grant attached hereto as Exhibit B.

(a)            cash;

(b)            check;

(c)            consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d)            for Participants located in the U.S., surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

6.            Tax Obligations.

(a)            Responsibility for Taxes. Regardless of any action the Company and/or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items arising out of Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following: (i) withholding from wages or other cash compensation paid to Participant by the Company, the Employer and/or any Subsidiary; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the Option.

To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Particpant’s participation in the Plan that cannot be satisfied by the means previously described in this section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of shares if Participant fails to comply with these obligations in connection with the Tax-Related Items.

(b)            Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c)            Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination;

7.            Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.             Nature of Grant. In accepting the Option, Participant acknowledges the following:

(a)            Participant expressly warrants that Participant has received an Option under the Plan and has received, read, and understood a description of the Plan; the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be amended, suspended or terminated by the Company at any time;

(b)            the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)             all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)             Participant is voluntarily participating in the Plan;

(e)            Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Participant’s employment or relationship as a Service Provider at any time;

(f)            the Option and any Shares subject to the Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of Participant’s employment or service contract, if any;

(g)             the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(h)            the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any Parent or Subsidiary of the Company;

(i)            the Option and Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Parent or Subsidiary of the Company;

(j)            the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;

(k)            in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Participant’s service with the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Employer, the Company and/or any Parent or Subsidiary of the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice of Grant, Participant shall be deemed irrevocably to have waived Participant’s entitlement to pursue such claim;

(l)            in the event of termination of Participant’s service with the Company or the Employer (whether or not in breach of local labor laws), Participant’s right to exercise the Option, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the Option grant; and

(m)            the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over, or transfer of liability.

9.            No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own tax, legal, and financial consultants regarding Participant’s participation in the Plan before taking any action related to the Plan.

10.            Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement by and among, as applicable, the Employer, the Company and any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent or Subsidiary of the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data will be transferred to a broker designated by the Company or to any other third party assisting in the implementation, administration and management of the Plan. Participant understands that the recipients of the Personal Data may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.

For Participants located outside of the U.S., Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Participant’s local human resources representative. Participant authorizes the Company, the broker, and any other recipients of Personal Data that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares purchased upon exercise of the Option. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Participant understands that he or she may contact Participant’s local human resources representative.

11.            Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of Stock Administration at Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086, or at such other address as the Company may hereafter designate in writing.

12.            Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

13.            Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.            Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. state or federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Assuming such compliance, for U.S. income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

15.            Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

16.            Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

17.            Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18.            Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19.            Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

20.            Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

21.            Governing Law and Venue. This Award Agreement will be governed by, and subject to, the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

21.            Language. If Participant has received this Award Agreement or any other document related to the Option and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

22.            Additional Terms and Conditions of Stock Option Grant. Notwithstanding any provisions in the Terms and Conditions of Stock Option Grant, the Option shall be subject to any special terms and conditions set forth in the Additional Terms and Conditions of Stock Option Grant, attached as Exhibit B, for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Additional Terms and Conditions of Stock Option Grant, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Additional Terms and Conditions of Stock Option Grant constitute part of this Award Agreement.

23.            Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

EXHIBIT B

ADDITIONAL TERMS AND CONDITIONS OF STOCK OPTION GRANT

This Exhibit B includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant resides in one of the countries listed below. Certain capitalized terms used but not defined in this Exhibit B have the meanings set forth in the Plan and/or the Terms and Conditions of Stock Option Grant.

This Exhibit B also includes information regarding exchange controls and certain other tax or legal issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of July 2009. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Exhibit B as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that Participant exercises the Option or sell Shares.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently residing, the information contained herein may not be applicable to Participant.

Australia

Securities Law Information

If Participant acquires Shares pursuant to this Option and he or she offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

Austria

Exchange Control Information

If Participant holds Shares purchased under the Plan outside Austria (even if he or she holds them outside of Austria with an Austrian bank), Participant understands that he or she must submit an annual report to the Austrian National Bank using the form “Standmeldung/Wertpapiere.” An exemption applies if the value of the securities held outside Austria as of December 31 does not exceed €3,000,000 or the value of the securities as of any quarter does not exceed €30,000,000. If the former threshold is exceeded, annual reporting obligations are imposed, whereas if the latter threshold is exceeded, quarterly reports must be submitted. The annual reporting date is December 31; the deadline for filing the annual report is March 31 of the following year.

When the Shares are sold, there may be exchange control obligations if the cash received is held outside Austria, as a separate reporting requirement applies to any non-Austrian cash accounts. If the transaction volume of all of Participant’s cash accounts abroad exceeds €3,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.” If the transaction value of all cash accounts abroad is less than €3,000,000, no ongoing reporting requirements apply.

Consumer Protection Act Information

Participant understands that he or she may be entitled to revoke the Award Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Award Agreement and the Plan:

(i)    If Participant signs the Award Agreement outside the business premises of the Company, he or she may be entitled to revoke acceptance of the Award Agreement provided that the revocation is made within one week after he or she signs the Award Agreement.

(ii)    The revocation must be in written form to be valid. It is sufficient if Participant returns the Award Agreement to the Company or the Company’s representative with language that can be understood as his or her refusal to honor the Award Agreement. It is sufficient if the revocation is sent within one week after Participant signed the Award Agreement.

Belgium

Tax Considerations

The Option must be accepted in writing with the time frame set forth and explained in the separate Country Supplement & Undertaking for Participants in Belgium. Participant should refer to the separate Country Supplement & Undertaking for Participants in Belgium for a more detailed description of the tax consequences of choosing to accept the Option. Participant should also consult a personal tax advisor with respect to accepting the Option and completing the additional forms.

Tax Reporting Information

Participant is required to report any taxable income attributable to the Option on his or her annual tax return. Participant is also required to report any bank accounts opened and maintained outside Belgium on his or her annual tax return.

Canada

Consent to Receive Information in English for Employees in Quebec

The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Involuntary Termination Terms for Option

In the event of involuntary termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to continued vesting or to exercise the Option, if any, will terminate effective as of the date that is the earlier of: (1) the date Participant receives notice of termination of employment from the Employer, or (2) the date Participant is no longer actively employed by the Employer, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law, and/or common law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of the Option.

Data Privacy Notice and Consent

This section supplements the “Data Privacy” section of the Terms and Conditions of Stock Option Grant:

Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Participant further authorizes the Employer, the Company, and its Subsidiaries to disclose and discuss such information with their advisors. Participant also authorizes the Employer, Company and its Subsidiaries to record such information and to keep such information in Participant’s employee file.

China

Method of Payment

Notwithstanding any provision to the contrary in the Terms and Conditions of Stock Option Grant, due to stringent exchange controls and securities restrictions in China, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares to which Participant is entitled at exercise and remit the proceeds from sale less any Tax-Related Items and brokerage fees to Participant in cash. The Company reserves the right to provide Participant with additional methods of paying the Exercise Price depending upon the development of local laws.

Exchange Control Information for Participants who are Chinese Nationals

Participant understands and agrees that, due to exchange control laws in China, Participant may be required to immediately repatriate the proceeds from the cashless exercise to China. Participant further understands that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Employer, the Company, or any of its Subsidiaries in China and Participant hereby consents and agrees that the proceeds from the cashless exercise may be transferred to such special account prior to being delivered to Participant. Participant acknowledges that due to the special account requirement, there may be delays in paying Participant the proceeds and that Participant understands and agrees that he or she will bear the foreign currency exchange rate risk. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Finland

There are no country specific provisions.

Germany

Exchange Control Information

Cross-border payments in excess of €12,500 must be reported monthly. If Participant uses a German bank to effect a cross-border payment in excess of €12,500 in connection with the exercise of this Option or sale of securities or the payment of dividends related to certain securities, the bank will make the report. In this case, Participant will not have to report the transaction. In addition, Participant must report any receivables or payables or debts in foreign currency exceeding an amount of approximately €5,000,000 on a monthly basis. Finally, Participant must report Shares holding exceeding 10% of the total voting capital of the Company on an annual basis.

India

Method of Payment

Notwithstanding any provision in the Terms and Conditions of Stock Option Grant, due to exchange control laws that are currently in effect in India, Participant will not be permitted to engage in a “sell to cover” exercise whereby a portion of Shares are sold to cover the Exercise Price, any Tax-Related Items and brokerage fees, and the proceeds are settled in Shares.

Fringe Benefits Tax

In accepting the grant of the Option and participating in the Plan, Participant consents and agrees to assume any and all liability for fringe benefit tax that may be payable by the Company and/or the Employer in connection with the Option (if any) and sign any documents/consents to effectuate this transfer. Participant further understands that the grant of the Option and participation in the Plan is contingent upon Participant’s agreement to assume liability for fringe benefit tax payable on the Option, if such fringe benefit tax is due.

Exchange Control Information

Participant should be aware that if Participant remits funds outside of India to purchase Shares, it is Participant’s responsibility to comply with exchange control regulations in India. Proceeds from the sale of Shares must be repatriated to India within 90 days of receipt. Participant should obtain a foreign inward remittance certificate from the bank for Participant’s records to document compliance with this requirement and submit a copy of the foreign inward remittance certificate to the Employer if requested.

Israel

Method of Payment

Notwithstanding any provision in the Terms and Conditions of Stock Option Grant, due to tax rules in Israel, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares to which Participant is entitled at exercise and remit the proceeds from sale, less any Tax-Related Items and brokerage fees, to Participant in cash. Participant will not be permitted to receive and hold any Shares in connection with the exercise of the Option. The Company reserves the right to provide

Participant with additional methods of paying the aggregate Exercise Price depending upon development of local laws.

Italy

Method of Payment

Notwithstanding any provision in the Terms and Conditions of Stock Option Agreement, due to securities restrictions in Italy, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares to which Participant is entitled at exercise and remit the proceeds from sale, less any Tax-Related Items and brokerage fees, to Participant in cash. Participant will not be permitted to receive and hold any Shares in connection with the exercise of the Option. The Company reserves the right to provide Participant with additional methods of paying the aggregate Exercise Price depending upon development of local laws.

Data Privacy Consent.

The following provision replaces the Data Privacy section of the Terms and Conditions of Stock Option Grant:

Participant hereby explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of Participant’s personal data as described herein by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.

Participant understands that his or her Employer, the Company and its Subsidiaries may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, Shares or directorships held in the Company or its Subsidiaries, details of all options granted, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Fortinet, Inc., with registered offices at 1090 Kifer Road, Sunnyvale, CA 94086, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Fortinet Italy, S.r.L, with registered offices at Via del Casale Solaro, 119, 00143 ROMA Italy. Participant understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. Participant further understands that the Employer, the Company and/or any of its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Participant’s participation in the Plan, and that the Company and/or any Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in the European Economic Area or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, Participant is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources representative.

Acknowledgement

Participant acknowledges that he or she has read and specifically and expressly approves the following sections of the Terms and Conditions of Stock Option Grant: Responsibility for Taxes, Nature of Grant, and Governing Law and Venue, Language, Electronic Delivery, Agreement Severable, Imposition of Other Requirements. In addition, Participant acknowledges that he or she has read and specifically and expressly approves the Data Privacy paragraphs above.

Exchange Control Information.

Participant must report in his or her annual tax return: (i) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; and (ii) any foreign investments or investments (including proceeds from the sale of Shares acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy. The reporting must be done on Participant’s individual income tax return. Participant is exempt from the formalities in (i) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on Participant’s behalf.

Japan

Exchange Control Information

If Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the shares.

In addition, if Participant pays more than ¥30,000,000 in a single transaction for the purchase of Shares when Participant exercises the Option, Participant must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that Participant pays upon a one-time transaction for exercising the Option and purchasing shares exceeds ¥100,000,000, then Participant must file both a Payment Report and a Securities Acquisition Report.

Korea

Exchange Control Information

If Participant remits funds out of Korea to pay the Exercise Price at exercise of the Option, such remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process. The following supporting documents evidencing the nature of the remittance may need to be submitted to the bank together with the confirmation application: (i) the Notice of Grant and Award Agreement; (ii) the Plan; (iii) a document evidencing the type of shares to be acquired and the amount (e.g., the award certificate); and (iv) Participant’s certificate of employment. This confirmation is not necessary for cashless exercises because no funds are remitted out of Korea.

Additionally, exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within 18 months of the sale.

Malaysia

Director Notification Requirements

If Participant is a director of a Malaysian Subsidiary of the Company, Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., Options, Shares) in the Company or any related company (including when Participant sells Shares acquired pursuant to the exercise of the Option). These notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.

Insider Trading Information

Participant should be aware of the Malaysian insider-trading rules, which may impact Participant’s acquisition or disposal of Shares acquired from the exercise of the Option. Under the Malaysian insider-trading rules, Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g., Options) when Participant is in possession of information that is not generally available and that Participant knows or should know will have a material effect on the price of Shares once such information is generally available.

Mexico

Labor Law Policy and Acknowledgment

In accepting the grant of the Option, Participant expressly recognizes that Fortinet, Inc., with registered offices at 1090 Kifer Road, Sunnyvale, CA 94086, U.S.A, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and Fortinet, Inc. since Participant is participating in the Plan on a wholly commercial basis and his or her sole Employer is Fortinet, Inc., located at Rodriguez Saro #615, Col. Del Valle, C.P. 03100, Mexico DF. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and the Employer, Fortinet, Inc., and do not form part of the employment conditions and/or benefits provided by Fortinet, Inc., and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Fortinet, Inc.; therefore, Fortinet, Inc. reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to himself or herself any action or right to bring any claim against Fortinet, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Fortinet, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.

Política Laboral y Reconocimiento/Aceptación

Al aceptar el otorgamiento de la Opción de Compra de Acciones, el Participante expresamente reconoce que Fortinet, Inc., con domicilio registrado ubicado en Sunnyvale, CA, U.S.A., es la única responsable por la administración del Plan y que la participación del Participante en el Plan y en su caso la adquisición de las Opciones de Compra de Acciones o Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Participante y Fortinet, Inc., ya que el Participante participa en el Plan en un marco totalmente comercial y su único Patrón lo es Fortinet, Inc. con domicilio en Rodriguez Saro #615, Col. Del Valle, C.P. 03100, México DF, México. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el Patrón, Fortinet, Inc. y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Fortinet, Inc. y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Fortinet, Inc.; por lo tanto, Fortinet, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.

Finalmente, el Participante por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Fortinet, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a Fortinet, Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.

Netherlands

Insider Trading Information

Participant should be aware of Dutch insider trading rules that may impact the sale of Shares acquired under the Plan. In particular, Participant may be prohibited from effecting certain transactions if he or she has insider information regarding the Company.

By accepting the grant of the Option and participating in the Plan, Participant acknowledges having read and understood this Insider Trading Information and further acknowledges that it is Participant’s responsibility to comply with the following Dutch insider trading rules.

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or a Subsidiary in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company working at a Subsidiary of the Company in the Netherlands (including a Participant in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when Participant had such inside information. If Participant is uncertain whether the insider trading rules apply to him or her, Participant should consult with his or her personal legal advisor.

New Zealand

No country-specific provisions.

Philippines

Conditions Upon Issuance of Shares

Participant will not be permitted to exercise the Option unless or until the Company or a Subsidiary in the Philippines has obtained all necessary approvals or submitted all filings required under Philippines law. If the Company or a Philippine Subsidiary is unable to obtain such approval or does not submit such filings, Participant acknowledges that the Option will be forfeited without any compensation or benefits paid to Participant in lieu of the Option.

Poland

Exchange Control Information

It is no longer necessary to obtain a foreign exchange permit to participate in the Plan. However, if Participant transfers more than €15,000 out of Poland in connection with the exercise of an Option, Participant must transfer the funds via a bank account. Please note that if Participant uses a cashless method of exercise, this requirement will not apply because no funds will be transferred out of Poland. If Participant acquires Shares through participation in the Plan, Participant must file an annual report with the National Bank of Poland declaring ownership of foreign shares. This report is filed on a special form available on the website of the National Bank of Poland.

Singapore

Securities Law Information

The grant of the Option is being made in reliance on Section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”), under which it is exempt from the prospectus and registration requirements under the SFA.

Director Reporting Requirements

If Participant is a director, associate director or shadow director of a Singapore Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singapore Subsidiary in writing of an interest (e.g., Options, Shares) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Option is exercised), or (iii) becoming a director.

Spain

Labor Law Acknowledgment

This section supplements the “Nature of Grant” section of the Terms and Conditions of Stock Option Grant:

In accepting the Option, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously, and discretionally decided to grant options under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, Participant understands that the Option is granted on the assumption and condition that the Option or the Shares acquired upon exercise shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, Participant understands that this grant would not be made to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of options shall be null and void.

Exchange Control Information

It is Participant’s responsibility to comply with exchange control regulations in Spain. The purchase of Shares must be declared by the purchaser for statistical purposes to the Spanish Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”), of the Ministerio de Economia. If Participant purchases the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for Participant. Otherwise, Participant must make the declaration by filing the appropriate form with the DGPCIE. In addition, Participant must also file a declaration of the ownership of the securities with the Directorate of Foreign Transactions each January while the Shares are owned.

When receiving foreign currency payments derived from the ownership of Shares (i.e., as a result of the sale of the Shares), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will likely need to provide the institution with the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any additional information that may be required.

If Participant wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, Participant must declare the importation of such securities to the DGPCIE.

Sweden

No country-specific provisions.

Switzerland

Method of Payment

Notwithstanding any provision to the contrary in the Award Agreement, due to restrictions in Switzerland, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares to which Participant is entitled at exercise and remit the proceeds from sale, less any Tax-Related Items and brokerage fees, to Participant in cash. The Company reserves the right to provide Participant with additional methods of paying the Exercise Price depending upon the development of local laws. [Fortinet: This cashless exercise restriction may not be required if the employees are employed in German-speaking cantons only]

Taiwan

Securities Law Information

This offer of the Option and the Shares to be issued pursuant to the Plan is available only for employees of the Company and its Subsidiaries. It is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.

Exchange Control Information

Participant may acquire foreign currency and remit the same out of Taiwan, up to US$5 million per year without justification. When remitting funds for the purchase of Shares pursuant to the Plan, such remittances should be made through an authorized foreign exchange bank. In addition, if Participant remits TWD$500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form to the remitting bank. If the transaction amount is US$500,000 or more in a single transaction, Participant must also provide supporting documentation to the satisfaction of the remitting bank.

Thailand

Exchange Control Information

It is Participant’s responsibility to comply with all exchange control regulations in Thailand. If Participant exercises the Option with cash, Participant may apply directly to a commercial bank in Thailand for approval to remit up to US$1,000,000 per year for the purchase of Shares. If Participant exercises the Option by way of a cashless method of exercise, no application to a commercial bank is required. In addition, Participant is required to immediately repatriate the proceeds from the sale of the Shares acquired pursuant to the exercise of the Option to Thailand. Within the next 360 days after the repatriation date, Participant must deposit the sale proceeds into a foreign currency deposit account or convert them to local currency. If the amount of such sale proceeds is equal to or greater than US$20,000, Participant must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form through the bank at which Participant deposits or converts the sale proceeds.

Turkey

Exchange Control Information

Exchange control regulations require Turkish residents to purchase Shares through intermediary financial institutions that are approved under the Capital Market Law (i.e., banks licensed in Turkey). Therefore, if Participant uses cash to exercise the Option, the funds must be remitted through a bank or other financial institution licensed in Turkey. A wire transfer of funds by a Turkish bank will satisfy this requirement. This requirement does not apply to cashless exercises, as no funds leave Turkey.

United Arab Emirates

Securities Law Information

The Plan is only being offered to eligible Service Providers and is in the nature of providing equity incentives to eligible Service Providers of the Company’s Subsidiary in the United Arab Emirates.

United Kingdom

Joint Election

As a condition of participation in the Plan and the exercise of the Option, Participant agrees to accept any liability for secondary Class 1 national insurance contributions that may be payable by the Company and/or the Employer in connection with the Option and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company, the form of such joint election being formally approved by Her Majesty’s Revenue & Customs (“HMRC”) (the “Joint Election”), and any other required consent or election. Participant further agrees to execute such other joint elections as may be required between him or her and any successor to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer NICs from him or her by any of the means set forth in “Responsibility for Taxes” section of the Terms and Conditions of Stock Option Grant.

If Participant does not enter into a Joint Election prior to exercise of the Option, he or she will not be entitled to exercise the Option unless and until he or she enters into a Joint Election and no Shares will be issued to Participant under the Plan, without any liability to the Company and/or the Employer.

Tax Obligations/Withholding Authorization

This section supplements the “Responsibility for Taxes” section of the Terms and Conditions of Stock Option Grant.

If payment or withholding of the Tax-Related Items (including the Employer NICs) is not made within ninety (90) days of the event giving rise to the Tax-Related Items or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected Tax-Related Items shall constitute a loan owed by Participant to the Employer, effective as of the Due Date. Participant agrees that the loan will bear interest at the then-current official rate of HMRC, it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in the “Responsibility for Taxes” section of the Terms and Conditions of Stock Option Grant. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she shall not be eligible for a loan from the Company to cover the Tax-Related Items. In the event that Participant is a director or executive officer and Tax-Related Items are not collected from or paid by him or her by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and NICs (including the Employer NICs) will be payable. Participant will be responsible for reporting any income tax and NICs (including the Employer NICs) due on this additional benefit directly to HMRC under the self-assessment regime.

In addition, the Participant agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from the relevant tax authorities.

EXHIBIT C

FORTINET, INC.

2009 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Fortinet, Inc.

1090 Kifer Road, Sunnyvale, CA 94086

Attention: Stock Administration

Exercise of Option. Effective as of today,                                     ,             , the undersigned (“Purchaser”) hereby elects to purchase                                      shares (the “Shares”) of the Common Stock of Fortinet, Inc. (the “Company”) under and pursuant to the 2009 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated                      (the “Award Agreement”).     The purchase price for the Shares will be $                                , as required by the Award Agreement.

Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required Tax-Related Items to be paid in connection with the exercise of the Option.

Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

No Advice Regarding Grant. Purchaser understands that Purchaser may suffer adverse tax or financial consequences as a result of Purchaser’s purchase or disposition of the Shares. Further, the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Purchaser’s participation in the Plan or Purchaser’s acquisition or sale of the underlying Shares. Purchaser represents that Purchaser has consulted with any tax, legal, or financial consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares, and that Purchaser is not relying on the Company for any such advice.

Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

Submitted by:	Accepted by:

PURCHASER:	FORTINET, INC

Signature	By

Print Name	Title

Address:

Date Received

FORTINET, INC.

2009 EQUITY INCENTIVE PLAN

COUNTRY SUPPLEMENT & UNDERTAKING

FOR PARTICIPANTS IN BELGIUM

This supplement has been prepared to provide Participant with a summary of certain key information regarding his or her participation in the Fortinet, Inc 2009 Equity Incentive Plan (the “Plan”).

This supplement is based on the tax and other laws concerning stock options in effect in Belgium as of July 2009. Such laws are often complex and change frequently. As a result, the information contained in this supplement may be outdated at the time the Option is exercised or when Participant sells shares acquired under the Plan.

In addition, this supplement is general in nature. It is not intended to serve as specific tax or investment advice and does not discuss all of the various laws, rules, and regulations that may apply. It may not apply to Participant’s particular tax or financial situation, and Fortinet, Inc. (the “Company”) is in no position to assure any particular tax result. Accordingly, Participant is strongly advised to seek appropriate professional advice as to how the tax or other laws in his or her country apply to Participant’s specific situation.

If Participant is a citizen or resident of another country or is considered a resident of another country for local law purposes, the information contained in this summary may not be applicable to Participant. Participant is advised to seek appropriate professional advice as to how the tax or other laws in Participant’s country apply to his or her specific situation.

Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Plan and the Stock Option Award Agreement (the “Award Agreement”).

Pursuant to Belgian tax legislation and the current interpretation thereof by the Belgian Minister of Finance, Participant may have two alternatives as to how the Option will be taxed.

1. Taxation at Offer Date

2. Taxation at Date of Exercise

Participant should consult his or her personal tax advisor before deciding which alternative he or she should select with respect to this offer. The choice is at Participant’s risk and the Company will not be held liable for damages, if any, that Participant may incur should the Minister of Finance’s interpretation not be upheld.

1. Taxation at Offer Date: Example

Under the first alternative (which is based on the Law of March 26, 1999), the Option will be taxed at the time of the offer, [insert date] (“Offer Date”).

To obtain this tax treatment, Participant must expressly accept the Option within 60 days of the Offer Date by returning the executed Award Agreement to the Company by the end of this period.

Assuming the Option is exercised before January 1, 2013 and the Option has a term of seven (7) years, the taxable value is the number of shares covered by the Option times the value of the underlying shares on the Offer Date times 17%, plus any increase in the value of the Company’s Common Stock on the Offer Date over the Exercise Price (i.e., any amount by which the Option is “in the money” on the Offer Date).

For Belgian tax purposes, the fair market value of the shares of stock in listed companies is equal to either (at the Company’s choice) (A) the average closing trading price of the share during the 30 days preceding the Offer Date, or (B) the closing trading price of the share on the last trading day immediately preceding the Offer Date.

For example, assume the following facts:

•	Participant is granted an Option for 100 shares of the Company’s Common Stock with an Exercise Price of US$10.
•	The Option has a seven (7) year term.
•	The fair market value of the shares of the Company’s Common Stock on the Offer Date is US$11.
•

As the Exercise Price (US$10) is lower than the fair market value of the underlying share on the Offer Date (US$11), the excess of the market value over the Exercise Price is added to the taxable value of the option.

•	Assume Participant’s marginal tax rate is 50%.

Based on these facts, Participant’s Belgian tax liability for the 2009 income year as a consequence of the grant of the Option would be as follows:

100 shares x US$11/share x 17% x 50%	=	US$93.50

100 shares x (US$11 - US$10) x 50%	=	US$50

Tax liability for 2009 income year	=	US$143.50 (this amount will need to be converted into Euros)

The income tax is due even if Participant never exercises the Option or if Participant becomes a non-resident of Belgium before Participant exercises the Option.

An exception to the general taxation rule is available; the exception would result in favorable tax treatment by reducing the percentage factor from 17% to 8.5% (assuming a 7 year term). To qualify for the favorable tax treatment, Participant should execute an “Undertaking” (a sample document is attached to this Supplement) not to exercise any portion of the Option before the end of the third full calendar year following the calendar year of the Offer Date.

Assume the same facts used in the example above, except that Participant has executed an Undertaking not to exercise any portion of the Option before January 1, 2013. Under this exception, Participant’s tax liability for the 2013 income year would be $96.75. The calculation would be as follows:

100 shares x US$11/share x 8.5% x 50%	=	US$46.75

100 shares x (US$11 - US$10) x 50%	=	US$50

Tax liability for 2013 income year	=	US$96.75 (this amount will need to be converted into Euros)

The income tax is due even if Participant never exercises the Option or if Participant becomes a non-resident of Belgium before Participant exercises the Option.

If the Option is taxed under this first alternative, Participant will not be subject to tax when Participant subsequently exercises the Option and purchase shares of the Company’s Common Stock under the Plan, unless Participant exercises the Option before the date specified in Participant’s Undertaking.

Finally, Participant should note that he or she may also decide to reject the Option within 60 days of the Offer Date, in which case Participant will not incur any tax liability (neither under the first alternative nor under the second alternative, discussed below). However, if Participant rejects the Option (or does not expressly accept the Option), his or her Option will be cancelled and Participant will get no benefit from the Option or any benefits/compensation in lieu of the cancelled Option.

2. Taxation at Date of Exercise: Example

Under the second alternative, if Participant accepts the Option more than 60 days after the Offer Date, the Option will be taxed only upon exercise. This tax treatment is based on a current interpretation of Belgian tax legislation by the Belgian Minister of Finance, which could subsequently be overturned by a court or by the Belgian legislature. The Company will not be liable/responsible in any way if taxation at exercise is not achieved as a result in a change in tax law or interpretation thereof.

If the Option is subject to tax at exercise, tax will need to be paid on the difference (or “spread”) between the fair market value of the shares at exercise and the Exercise Price. Assuming the same facts as in Example 1 above, that the Exercise Price is US$10, Participant is granted an Option over 100 shares and Participant’s marginal tax rate is 50%, and further assuming that the fair market value of the shares at exercise is US$15 and Participant exercises all of the optioned shares, Participant would pay tax in the amount of US$250 [($15-10) x 100 shares x 50%]. (This amount will need to be converted into Euros.)

To choose this tax treatment, Participant must accept the grant in writing more than 60 days from the Offer Date but no later than the time the Option is exercised by returning the executed Award Agreement to the Company. If Participant elects this tax treatment, there is no reason for Participant to sign the Undertaking.

General Tax Information

Taxation at Date of Sale

Regardless of when Participant accepts his or her offer, Participant will not be subject to tax when Participant sells shares acquired under the Plan.

Social Security Contributions

Under the first alternative (i.e., Taxation at Offer Date), Participant may be subject to social security contributions if the Exercise Price is lower than the market value of the underlying shares on the Offer Date, as determined according to Belgian tax law, in which case Participant could be subject to social security contributions on such difference (or “discount”) between the Exercise Price and the market value of the shares on the Offer Date. However, even if a discount exists, there are arguments that support the position that the discount should not be subject to social security contributions unless Participant’s employer reimburses the Company for the costs of the Option or is otherwise involved in the administration of the Plan (neither of which is currently the case).

Under the second alternative (i.e., Taxation at Date of Exercise), there are also arguments which support the position that the spread realized upon exercise of the Option should not be subject to social security contributions unless Participant’s employer reimburses the Company for the costs of the Option or the Company has not granted the Option at its own discretion (neither of which is currently the case). However, this is not certain, and Participant should confirm his or her social security liability with his or her personal tax advisor before Participant exercises the Option.

Tax Withholding and Reporting

Under the first alternative, Participant’s employer is required to report the taxable amount at the time of the Offer Date on a 281.10 salary form and a 325.10 recapitulative statement that will be given to Participant. In addition, Participant is responsible for reporting the grant of the Option on Participant’s annual tax return. It is Participant’s responsibility to pay any taxes due when the Option is offered to Participant.

Under the second alternative, Participant’s employer should not be required to report or withhold any taxes. Participant is responsible for reporting the grant and exercise of the Option on Participant’s annual return and to pay any taxes due as a result of the exercise of the Option.

Regardless of the tax treatment, Participant also may be required to report any security or bank account he or she holds outside of Belgium on Participant’s annual tax return.

Accepting the Offer of the Option

If Participant decides to accept the Option, Participant must indicate his or her acceptance by executing the Award Agreement where noted and returning it in its entirety to:

Stock Administration

Fortinet, Inc.

1090 Kifer Road

Sunnyvale, CA 94086

If Participant elects to fall under the first alternative, Participant should return the executed Award Agreement as soon as possible, but no later than [insert date] (i.e., 60 days after the Offer Date).

If Participant decides to execute the document entitled “Undertaking,” Participant must retain the original executed document for submission with Participant’s applicable tax return and send a copy of the document to the Company with Participant’s executed Award Agreement.

As explained above, if Participant accepts the offer under the first alternative, he or she must pay income tax even if Participant never ultimately benefits from the Option. For example, this could occur if Participant terminates his or her employment with the Company or Participant’s employer before the Option vests or before the Option is exercised. In addition, the Option could become valueless due to a drop in the value of the Company’s Common Stock that is not followed by a sufficient recovery before the end of the option term.

If Participant elects to fall under the second alternative, he or she should return the executed Award Agreement after [insert date] (i.e., 60 days after the Offer Date), but no later than the date the Option is exercised. There is no need to execute the Undertaking in this case.

If Participant does not expressly accept the Option by signing the Award Agreement where noted and returning it to the Company no later than the date the Option is exercised, the Option will be deemed rejected and cancelled. If the Option is deemed rejected, Participant will not be subject to tax, but Participant will not receive any benefit from the Option or any benefit/compensation in lieu of the cancelled Option.

FORTINET, INC.

2009 EQUITY INCENTIVE PLAN

UNDERTAKING FOR PARTICIPANTS IN BELGIUM

TO WHOM IT MAY CONCERN

The undersigned, having received from Fortinet, Inc. (the “Company”), an option to purchase [insert] shares of Common Stock of the Company, [insert fraction] of which will become exercisable on the one-year anniversary of the Date of Grant and [insert fraction] of which will vest on each subsequent anniversary of the Date of Grant thereafter for a period of [insert number of years] years, with vesting commencing on [insert date] [Please revise vesting schedule as necessary], hereby undertakes:

(i)

not to exercise any portion of this option before January 1, 2013. This undertaking is assumed pursuant to the second paragraph of section 6 of article 43 of the statute of March 26, 1999, for the purpose of obtaining for said option the favorable valuation provided in the first paragraph of said section 6;

(ii)	not to transfer any portion of this option, except in the event of his or her death; and

(iii)

fully to indemnify the Company and/or his or her Belgian employer, on first demand, against any tax and/or social security contribution liabilities that may become due as a result of non-compliance with the obligations set forth herein.

Date:

Signature of Participant

Print Full Name

(Attach this Undertaking to your tax return and return a copy to the Company.)

APPENDIX 1

RULES OF THE

FORTINET, INC.

2009 EQUITY INCENTIVE PLAN

FOR THE GRANT OF STOCK OPTIONS TO OPTIONEES IN FRANCE

1.             Introduction.

(a)            The Board of Directors of Fortinet, Inc. (the “Company”) has established the Fortinet, Inc. 2009 Equity Incentive Plan (the “U.S. Plan”) to attract and retain the best available personnel for positions of substantial responsibility, to promote the success of the Company’s business, and to provide additional incentive to Employees, Directors and Consultants, including Employees and corporate officers of its French affiliate(s) (a “French Subsidiary”), of which the Company holds directly or indirectly at least 10% of the share capital.

(b)            Section 4 of the U.S. Plan specifically authorizes a committee appointed by the Board (the “Committee”), or the Board itself, to administer the U.S. Plan (the “Administrator”). Section 4(b)(viii) of the U.S. Plan specifically authorizes the Administrator to prescribe, amend and rescind rules and regulations relating to the U.S. Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws.

(c)            The Administrator has determined that it is advisable to establish a sub-plan for the purpose of permitting such stock options granted to Employees and corporate officers of a French Subsidiary to qualify for favorable tax and social security treatment in France. The Administrator, therefore, intends to establish a sub-plan to the U.S. Plan for the purpose of granting options that qualify for favorable tax and social security treatment in France applicable to options granted under Sections L. 225-177 to L. 225-186-1° of the French Commercial Code, as amended, to eligible Employees and corporate officers in France who are resident in France for French tax purposes and/or subject to the French social security regime.

(d)            The terms of the U.S. Plan shall, subject to the following rules, constitute the Rules of the Fortinet, Inc. 2009 Equity Incentive Plan for the Grant of Stock Options to Optionees in France (the “French Plan”).

(e)            In the event of an inconsistency between the U.S. Plan and the French Plan, the provisions of the French Plan shall govern.

2.            Definitions. Capitalized terms used in the French Plan shall have the same meanings as set forth in the U.S. Plan, unless otherwise specified below. In addition,

(a)            the term “Option” shall include both:

(i)            purchase stock options (rights to acquire Shares repurchased by the Company prior to the date on which options become exercisable); and

(ii)            subscription stock options (rights to subscribe newly issued Shares);

(b)            the term “Grant Date” shall be the date on which the Administrator both:

(i)            designates the Optionee; and

(ii)            specifies the terms and conditions of the Option, including the number of Shares and the method for determining the exercise price;

(c)            the term “Optionee” is defined as a person granted an Option pursuant to the French Plan;

(d)            the term “Closed Period” shall mean the specific periods as set forth by Section L. 225-177 of the French Commercial Code, as amended, during which French qualifying Options cannot be granted, as follows:

(i)            ten quotation days preceding and following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; and

(ii)            any period during which the corporate management of the Company possesses material information which could, if disclosed to the public, significantly impact the quotation of Shares, until ten quotation days after the day such information is disclosed to the public; and

(iii)            any period of twenty quotation days after the date on which Shares start trading ex-dividend or ex-rights; and

(e)            the term “Effective Grant Date” shall mean the date on which the Option is effectively granted (i.e., the date on which the condition precedent of the expiration of a Closed Period applicable to the Option, if any, is satisfied). Such condition precedent shall be satisfied when the Administrator or other authorized corporate body shall determine that the granting of Options is no longer prevented under a Closed Period. If the Grant Date does not occur within a Closed Period, the “Effective Grant Date” shall be the same day as the “Grant Date.”

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3.	Entitlement to Participate.

(a)            Any individual who is a salaried employee of a French Subsidiary under the terms and conditions of an employment contract (“contrat de travail”) with the French Subsidiary or who is a corporate officer of the French Subsidiary, at the Grant Date, shall be eligible to receive Options under the French Plan provided that he or she also satisfies the eligibility requirements set forth in the U.S. Plan.

(b)            Options may not be issued under the French Plan to employees or corporate officers owning more than ten percent (10%) of the Company’s capital shares or to individuals not employed by a French Subsidiary.

(c)            Options may not be issued to directors of a French Subsidiary, other than the managing directors (Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions) unless the director is an employee of the French Subsidiary, as defined by French law.

4.	Conditions of the Option/Exercise Price.

(a)            Notwithstanding any provision in the U.S. Plan to the contrary, the terms and conditions of the Options will not be modified after the Grant Date, except as provided under Sections 5(c), 5(f), 6, 7 and 8 of the French Plan, or as otherwise in keeping with French law. Notwithstanding any provision in the U.S. Plan to the contrary, and since Shares of the Company are traded on a regulated securities market, no Option may be granted to eligible optionees in France during specific Closed Periods as set forth by Section L. 225-177 of the French Commercial Code, as amended and as interpreted by the French administrative guidelines, to the extent Closed Periods are applicable under French law.

(b)            The method for determining the exercise price per Share payable pursuant to Options issued hereunder shall be fixed by the Administrator on the Grant Date in accordance with the method fixed by the Administrator. The exercise price per Share, as determined on the Effective Grant Date, shall not be less than the greater of:

(i)            with respect to purchase Options over Shares, the higher of either 80% of the average quotation price of such Shares during the 20 days of quotation immediately preceding the Effective Grant Date or 80% of the average purchase price paid for such Shares by the Company;

(ii)            with respect to subscription Options over Shares, 80% of the average quotation price of such Shares during the 20 days of quotation immediately preceding the Effective Grant Date; and

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(iii)            100% of the Fair Market Value of the Shares on the Effective Grant Date.

5.	Exercise of an Option.

(a)            Upon exercise of an Option, payment of the full exercise price and any required withholding tax or social insurance charges shall be paid either by check or credit transfer. Under a cashless exercise program, the Optionee may also give irrevocable instructions to a stockbroker to properly deliver the exercise price to the Company. No other method of payment will be allowed.

(b)            The Options will vest and become exercisable pursuant to the terms and conditions set forth in the U.S. Plan, this French Plan, and the respective Award Agreement delivered to each Optionee. Notwithstanding any provision in the U.S. Plan, the Optionee will not be permitted to sell or to transfer Shares acquired upon exercise of an Option before the expiration of the applicable holding period for French qualifying Options set forth by Section 163 bis C of the French Tax Code, as amended, except as provided in this French Plan or as otherwise in keeping with French law. To prevent the Optionee from selling or transferring the Shares subject to the Option before the expiration of the applicable holding period, the Administrator may, in its discretion, restrict the vesting and/or exercisability of the Option and/or the sale or transfer of the Shares until the expiration of the applicable holding period, as set forth in the Award Agreement to be delivered to each Optionee. In any case, the restriction of the sale and transfer of the Shares cannot exceed three years as from the effective date of the exercise of the Options.

(c)            If an Optionee dies while possessing unexpired Options that are not fully vested at the time of death, the unvested portion of the Options will become fully vested and exercisable upon death under the conditions set forth by Section 7 of the French Plan.

(d)            If an Optionee’s service with the French Subsidiary terminates by reason of disability, as provided in Section L. 341-4 of the French social security code, in accordance with Section 91-ter of Exhibit II to the French Tax Code (“Disability”), the Optionee may, to the extent otherwise entitled at the termination date, exercise such Option during twelve months starting on the termination date. If Optionee’s service with the French Subsidiary terminates by reason of Disability and subject to the fulfillment of related conditions, the Optionee will benefit from the favorable tax and social security treatment upon sale or transfer of his or her shares, even if the compulsory holding period is not met.

(e)            If an Optionee’s service with the French Subsidiary terminates by reason of his or her forced retirement or dismissal as defined by Section 91-ter of Exhibit II to the French Tax Code as construed by the French tax and social security circulars and subject to the fulfillment of related conditions, his or her Option will benefit from the favorable treatment of French qualified options upon sale of his or her Shares, even if the compulsory holding period is not met, but only if Options were exercised at least three months prior to the effective date of the retirement or

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dismissal as construed by the French tax and social security circulars.

(f)            In the event of a reorganization of the Company within the meaning of Section 8 of the French Plan, the Administrator may, in its discretion, authorize the immediate vesting and exercise of Options before the date on which any such reorganization becomes effective.

(g)            The Shares acquired upon exercise of an Option will be recorded in an account in the name of the shareholder with a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable law.

6.            Changes in Capitalization. Notwithstanding any provisions in the U.S. Plan, adjustments to the exercise price and/or the Shares subject to an Option issued hereunder may be made to preclude the dilution or enlargement of benefits under the Option in the event of certain corporate transactions by the Company provided such adjustments occur as a result of a transaction as listed under Section L. 225-181 of the French Commercial Code, as amended, and under the provisions of Section L. 228-99 of the French Commercial Code, as amended, as well as according to specific decrees.

7.            Death. If an Optionee dies while possessing unexpired Options, his or her Options may thereafter (for the six-month period following the death) be exercised in full by his or her designated beneficiary or, if none, the legal representative of his or her estate or by the legatee of the Option under his or her last will. Any Option that remains unexercised shall expire six months following the date of the Optionee’s death.

8.            Reorganization. In the event that a significant decrease in the value of Options granted to Optionees occurs or is likely to occur as a result of a Change of Control of the Company, or a liquidation, reorganization, merger, consolidation or amalgamation with another company in which the Company is not the surviving company, the Administrator may, in its discretion, authorize the immediate vesting and exercise of Options before the date on which any such Change of Control, liquidation, reorganization, merger, consolidation, or amalgamation becomes effective. If this occurs, the Options may not receive favorable tax and social security treatment pursuant to French law.

9.            Disqualification of Options. If the Options are otherwise modified or adjusted in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of this French Plan, the Options may no longer qualify as French-qualified options.

If the Options no longer qualify as French-qualified options, the Administrator may, provided it is authorized to do so under the U.S. Plan, lift, shorten or terminate certain restrictions applicable to the vesting of the Options, the exercisability of the Options, or the sale of the Shares which may have been imposed under this French Plan or in the Award Agreement delivered to the Optionees.

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10.            Terms of Stock Options. Options granted pursuant to the French Plan will expire not later than nine and one-half years after the Effective Grant Date.

11.            Non-transferability of Options. Notwithstanding any provision in the U.S. Plan to the contrary and except in the case of death, Options cannot be transferred to any third party and Options are only exercisable by the Optionee during the lifetime of the Optionee, except upon death of the Optionee under the circumstances described in Section 7 above.

13.            Interpretation. It is intended that Options granted under the French Plan shall qualify for the favorable tax and social insurance charges treatment applicable to stock options granted under Sections L. 225-177 to L. 225-186-1° of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration, but there are no undertakings to maintain this status. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social insurance laws, the French tax and social security administrations, and any relevant Guidelines published by the French tax and social security administrations, and are subject to the fulfillment of legal, tax, and reporting obligations.

14.            Employment Rights. The adoption of this French Plan shall not confer upon the Optionees, or any employees of the French Subsidiary, any employment rights, and shall not be construed as a part of any employment contracts that the French Subsidiary has with its employees.

15.            Amendments. Subject to the terms of the U.S. Plan, the Administrator reserves the right to amend or terminate the French Plan at any time, without any retroactive effect.

16.            Adoption. The French Plan was adopted by the Administrator on [insert date].

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FORTINET, INC.

2009 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

FOR OPTIONEES IN FRANCE

Unless otherwise defined herein, the terms defined in the Fortinet, Inc. 2009 Equity Incentive Plan (the “U.S. Plan”) and the Rules of the Fortinet, Inc. 2009 Equity Incentive Plan for the Grant of Stock Options to Optionees in France (the “French Plan,” and in conjunction with the U.S. Plan, the “Plan”) will have the same defined meanings in this Stock Option Award Agreement for Optionees in France (the “Award Agreement”). To the extent that any term is defined in both the U.S. Plan and the French Plan, for purposes of this grant of a French-qualified Option, the definitions in the French Plan shall prevail.

I.	NOTICE OF STOCK OPTION GRANT

Optionee	Name:

Address:

You have been granted an Option to purchase Common Stock of Fortinet, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	Stock Option intending to comply with the requirements to obtain favorable French tax treatment

Term/Expiration Date:	[to be inserted; not more than 9.5 years]

Sale Restriction:

The Shares issued upon exercise of this Option may not be sold or otherwise transferred until the fourth (4th) anniversary of the Effective Grant Date (with a maximum restriction on sale of three (3) years from the date the Option is exercised) or such other date as may be required to comply with the applicable holding period for French-qualified Options, except as set out in the “Termination Period” provision below or as otherwise permitted under French law.

Vesting Schedule:

So long as the Optionee is an Employee or corporate officer of the Company or any Parent or Subsidiary of the Company, this Option may be exercised, in whole or in part, in accordance with the following schedule, subject to any acceleration provisions contained in the Plan or set forth below:

[INSERT VESTING SCHEDULE; no vesting prior to 1 year after grant date and need acceleration of vesting in the event of death]

Regardless of any provisions to the contrary in this Award Agreement or in the Plan, no Shares subject to the Option shall vest until the first anniversary date of the Effective Grant Date (the “Anniversary Date”), except in the event of death of the Optionee.

Termination Period:

This Option may be exercised, to the extent it is then vested, for up to three months after the Optionee ceases to be an Employee or a corporate officer of the Company or any Parent or Subsidiary of the Company. The restriction on the sale of Shares described in Section 6 of this Award Agreement will continue to apply even in case of termination of the Optionee unless the termination is due to dismissal or forced retirement according to the conditions of Section 91 ter of the Annex II of the French tax Code and as construed by the applicable guidelines. Notwithstanding the foregoing, upon death of the Optionee, this Option may be exercised in accordance with Section 7 of the French Plan. In the event the Optionee ceases to be an Employee or a corporate officer of the Company or any Parent or Subsidiary by reason of Disability (as defined under the French Plan), this Option may be exercised, to the extent it is then vested, for up to one year after the Optionee ceases to be an Employee or a corporate officer. Further, should the Optionee cease to be an Employee or a corporate officer of the Company or any Parent or Subsidiary by reason of death or Disability (as defined under the French Plan), the restriction on the sale of Shares described in Section 6 of the Award Agreement will not apply to the Shares acquired upon exercise of the Option, provided all required conditions are satisfied. In no event shall this Option be exercised after the Term/Expiration Date as provided above, except in the event of the Optionee’s death. In the event of death, Optionee’s heirs or beneficiaries will have six (6) months to exercise the Option.

By the Optionee’s signature and the signature of the Company’s representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, including the French Plan, and this Award Agreement, including the Terms and Conditions of Stock Option Grant for Optionees in France attached hereto as Exhibit A, all of which are made a part of this document. The Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	FORTINET, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

FOR OPTIONEES IN FRANCE

1.            Grant of Option. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Optionee”), as of the Effective Grant Date, an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan (including the French Plan), which is incorporated herein by reference. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail. The Optionee understands and agrees that the Option is offered subject to and in accordance with the terms of the Plan (which includes the U.S. Plan and the French Plan), and the Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in this Award Agreement.

This Option is intended to be a French-qualified Option that qualifies for the favorable tax and social security regime in France, as set forth in the French Plan. Certain events may affect the status of the Option as a French-qualified Option, and the Option may be disqualified in the future. The Company does not make any undertakings or representation to maintain the qualified status of the French-qualified Option during the life of the Option, and the Optionee will not be entitled to any damages if the Option no longer qualifies as a French-qualified Option.

2.            Vesting Schedule. Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in the Optionee in accordance with any of the provisions of this Award Agreement, unless the Optionee will have been continuously an Employee or a corporate officer from the Effective Date of Grant until the date such vesting occurs.

3.            Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.            Exercise of Option.

(a)            Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b)            Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by the Optionee and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5.            Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of the Optionee.

(a)            cash;

(b)            check;

(c)            consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan if such exercise occurs after the Sale Restriction described in the “Restriction on Sale of Shares” section below is no longer applicable.

6.            Restriction on Sale of Shares.

(a)            After issuance of the Shares to the Optionee upon exercise of the Option, the Optionee will not be permitted to sell, transfer, or assign the Shares until the fourth (4th) anniversary of the Effective Grant Date, or such other date as is required to comply with the applicable compulsory holding period for French-qualified options set forth by Section 163 bis C of the French Tax Code. The restriction on the sale of Shares described in this “Restriction on Sale of Shares” section of the Award Agreement will continue to apply even in case of termination of the Optionee unless the termination is due to death or Disability (as defined under the French Plan) of the Optionee or is due to dismissal or forced retirement according to the conditions set forth in Section 91 ter of the Annex II of the French tax Code and as construed by the applicable guidelines. In no event will the restriction on the sale of the Shares exceed a period of three (3) years from the date the Option is exercised. If the holding period applicable to Shares underlying the French-qualified Option is not met, this Option may not receive favorable tax and social security treatment under French law. In this case, the Optionee accepts and agrees that he or she will be responsible for paying personal income tax and his or her portion of social security contributions resulting from exercise of the Option.

(b)            At the Company’s discretion, the share certificates for all Shares subject to the French-qualified Option may bear a legend setting forth the restriction on sale for the time period set out in this Section 6. In addition, the share certificates may be held until the expiration of the holding period, at the Company’s discretion, either (a) by the Company, (b) by a transfer agent designated by the Company, (c) in an account in the name of the Optionee with a broker designated by the Company, or (d) in such manner as the Company may otherwise determine in compliance with French law.

7.            Responsibility for Taxes. Regardless of any action the Company and/or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items arising out of the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Optionee further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise, and the receipt of any dividends; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Optionee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Optionee shall pay or make arrangements satisfactory to the Company and/or the Employer within the limits set forth by French law to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following: (i) withholding from wages or other cash compensation paid to the Optionee by the Company, the Employer and/or any Subsidiary; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the Option. The Optionee acknowledges and agrees that if Tax-Related Items are satisfied by withholding from the proceeds of the sale of the Shares and the amount withheld is in excess of the amount due, the Company and/or the Employer will refund the excess amount to the Optionee as soon as administratively practicable and without interest.

To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Optionee is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.

The Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described in this section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of shares if the Optionee fails to comply with these obligations in connection with the Tax-Related Items.

8.            Rights as Stockholder. Neither the Optionee nor any person claiming under or through the Optionee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Optionee. After such issuance, recordation and delivery, the Optionee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.	Nature of Grant. In accepting the Option, the Optionee acknowledges the following:

(a)            the Optionee expressly warrants that the Optionee has received, read, and understood a description of the Plan; the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be amended, suspended or terminated by the Company at any time;

(b)            the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)            all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)            the Optionee is voluntarily participating in the Plan;

(e)            the Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Optionee’s employment or relationship as an employee or a corporate officer at any time;

(f)            the Option and any Shares subject to the Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Optionee’s employment or service contract, if any;

(g)            the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(h)            the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any Parent or Subsidiary of the Company;

(i)            the Option and the Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Parent or Subsidiary of the Company;

(j)            the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;

(k)            in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Optionee’s service with the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee irrevocably releases the Employer, the Company and/or any Parent or Subsidiary of the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice of Grant, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such claim;

(l) in the event of termination of the Optionee’s service with the Company or the Employer, the Optionee’s right to exercise the Option, if any, will terminate effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Option grant; and

(m) the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over, or transfer of liability.

10.            No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan or the Optionee’s acquisition or sale of the underlying Shares. The Optionee is hereby advised to consult with his or her own tax, legal, and financial consultants regarding the Optionee’s participation in the Plan before taking any action related to the Plan.

11.            Data Privacy. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Award Agreement by and among, as applicable, the Employer, the Company and any Parent or Subsidiary of the Company for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent or Subsidiary of the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”).

The Optionee understands that Personal Data will be transferred to a broker designated by the Company or to any other third party assisting in the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Personal Data may be located in the Optionee’s country, outside the European Union, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Optionee’s local human resources representative. The Optionee authorizes the Company, the broker, and any other recipients of Personal Data that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of Personal Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares purchased upon exercise of the Option. The Optionee understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that the Optionee may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. The Optionee understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact the Optionee’s local human resources representative.

12.            Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of Stock Administration at Fortinet, Inc., 1090 Kifer Road, Sunnyvale, CA 94086, or at such other address as the Company may hereafter designate in writing.

13.            Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee.

14.            Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15.            Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Optionee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

16.            Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan, including the French Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

17.            Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Optionee, the Company, and all other interested persons. No member of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.

18.            Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.            Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

20.            Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

21.            Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. The Optionee expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

22.            Governing Law and Venue. This Award Agreement will be governed by, and subject to, the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

23.            Language. If the Optionee has received this Award Agreement or any other document related to the Option and/or the Plan translated into French, and if the meaning of the French version is different from the English version, the English version will control.

24.            Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Option, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25.            Language Consent. By signing and returning or by otherwise accepting this Award Agreement, the Optionee confirms having read and understood the documents relating to this Option (i.e., the U.S. Plan, the French Plan, and this Award Agreement) which were provided in the English language. The Optionee accordingly accepts the terms of those documents.

Consentement à La Langue. En signant et renvoyant cette ‘Accord, ou par acceptant autrement l’Accord, le Titulaire de l’Option confirme ainsi avoir lu et compris les documents relatifs à l’Option de Souscription, (c’est-à-dire, Le Plan, Le Plan pour la France et cette Accord) qui ont été fournis en langue anglaise. Le Titulaire de l’Option en accepte les termes de ces documents en connaissance de cause.

EXHIBIT B

FORTINET, INC.

2009 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

FOR OPTIONEES IN FRANCE

Fortinet, Inc.

1090 Kifer Road, Sunnyvale, CA 94086

Attention: Stock Administration

Exercise of Option. Effective as of today,                         ,             , the undersigned (“Purchaser”) hereby elects to purchase                          shares (the “Shares”) of the Common Stock of Fortinet, Inc. (the “Company”) under and pursuant to the 2009 Equity Incentive Plan (the “U.S. Plan”), the Rules of the Fortinet, Inc. 2009 Equity Incentive Plan for the Grant of Stock Options to Optionees in France (the “French Plan,” and in conjunction with the U.S. Plan, the “Plan”), and the Stock Option Award Agreement dated                  (the “Award Agreement”). The purchase price for the Shares will be $                        , as required by the Award Agreement.

Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required Tax-Related Items to be paid in connection with the exercise of the Option.

Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read, and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

No Advice Regarding Grant. Purchaser understands that Purchaser may suffer adverse tax or financial consequences as a result of Purchaser’s purchase or disposition of the Shares. Further, the Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding Purchaser’s participation in the Plan or Purchaser’s acquisition or sale of the underlying Shares. Purchaser represents that Purchaser has consulted with any tax, legal, or financial consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares, and that Purchaser is not relying on the Company for any such advice.

Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

Submitted by:	Accepted by:

PURCHASER:	FORTINET, INC

Signature	By

Print Name	Title

Address:

Date Received

FORTINET, INC.

2009 EQUITY INCENTIVE PLAN

National Insurance Contributions Election

1.	Parties

This Election is between:

(A)

[INSERT NAME OF EMPLOYEE] (the “Participant”), who is eligible to receive stock options to acquire shares (hereinafter referred to as “Options”) granted by Fortinet, Inc. of 1090 Kifer Road, Sunnyvale, CA 94086, United States of America (the “Company”) pursuant to the terms and conditions of the 2009 Equity Incentive Plan (the “Plan”), and any successors in interest; and

(B)	Fortinet UK Limited, with registered offices at Sovereign Court, Witan Gate, Central Milton Keynes, Buckinghamshire, MK9 2HP (the “Employer”), which employs Participant.

2.	Purpose of Election

2.1

This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a “Taxable Event” which gives rise to relevant employment income pursuant to paragraph 3B(1A), Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SSCBA”), including:

(i)	the acquisition of securities pursuant to the Options (within section 477(3)(a) ITEPA); and/or

(ii)	the assignment or release of the Options in return for consideration (within section 477(3)(b) ITEPA);

(iii)	the receipt of a benefit in connection with the Options (within section 477(3)(c) ITEPA); and/or

(iv)	post-acquisition charges relating to the Options (within section 427 ITEPA); and/or

(v)	post-acquisition charges relating to the Options (within section 439 ITEPA).

In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

2.2	This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

2.3	This Election applies to all Options granted to Participant under the Plan on or after [insert date] up to the termination date of the Plan.

1

2.4

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the Social Security Contributions and Benefits Act 1992, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5

This Election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA (employment income: securities with artificially depressed market value).

3.	The Election

Participant and the Employer jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to Participant. Participant understands that by signing this Election, he or she will become personally liable for the Employer’s Liability covered by this Election.

4.	Payment of the Employer’s Liability

4.1

Participant and the Company acknowledge that the Employer is under a duty to remit the Employer’s Liability to HM Revenue & Customs on behalf of Participant within 14 days after the end of the UK tax month during which the Taxable Event occurs, or such other period of time, as prescribed. Participant agrees to pay to the Employer the Employer’s Liability on demand, at any time on or after the Taxable Event, and hereby authorises the Employer to account for the Employer’s Liability to HM Revenue & Customs.

4.2	Without limitation to Clause 4.1 above, Participant hereby authorises the Company and/or the Employer to collect the Employer’s Liability from Participant at any time after the Taxable Event:

(i)	by withholding in shares in accordance with the Stock Option Award Agreement entered into between Participant and the Company; and/or

(ii)	by deduction from salary or any other payment payable to Participant at any time on or after the date of the Taxable Event; and/or

(iii)	directly from Participant by payment in cash or cleared funds; and/or

(iv)	by arranging, on behalf of Participant, for the sale of some of the securities which Participant is entitled to receive upon the exercise of the Options; and/or

(v)	through any other method as set forth in the Stock Option Award Agreement entered into between Participant and the Company.

4.3

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities under the Stock Option Award Agreement to Participant until full payment of the Employer’s Liability is received.

2

5.	Duration of Election

5.1

Participant and the Employer agree to be bound by the terms of this Election regardless of whether Participant is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2	This Election will continue in effect until the earliest of the following:

(i)	the date on which both Participant and the Employer agree in writing that it should cease to have effect;

(ii)	the date on which the Employer serves written notice on Participant terminating its effect;

(iii)	the date on which HM Revenue & Customs withdraws approval of this Form of Election; or

(iv)	the date on which the Election ceases to have effect according to its terms.

5.3	This Election will continue in force regardless of whether Participant ceases to be an employee of the Employer.

Signed by [INSERT NAME OF PARTICIPANT]

Participant

National Insurance No.

Date

Signed for and on behalf of Fortinet UK Ltd.

The Employer

Position

Date

3

FORTINET, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

National Insurance Contributions Election

1.	Parties

This Election is between:

(A)

[INSERT NAME OF EMPLOYEE] (the “Participant”), who is eligible to receive options to acquire shares of Common Stock (hereinafter referred to as “Options”) granted by Fortinet, Inc. of 1090 Kifer Road, Sunnyvale, CA 94086, United States of America (the “Company”) pursuant to the terms and conditions of the 2009 Employee Stock Purchase Plan (the “Plan”), and any successors in interest; and

(B)	Fortinet UK Limited, with registered offices at Sovereign Court, Witan Gate, Central Milton Keynes, Buckinghamshire, MK9 2HP (the “Employer”), which employs Participant.

2.	Purpose of Election

2.1

This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a “Taxable Event” which gives rise to relevant employment income pursuant to paragraph 3B(1A), Schedule 1 of the Social Security Contributions and Benefits Act 1992 (“SSCBA”), including:

(i)	the acquisition of securities pursuant to the Options (within section 477(3)(a) ITEPA); and/or

(ii)	the assignment or release of the Options in return for consideration (within section 477(3)(b) ITEPA);

(iii)	the receipt of a benefit in connection with the Options (within section 477(3)(c) ITEPA); and/or

(iv)	post-acquisition charges relating to the Options (within section 427 ITEPA); and/or

(v)	post-acquisition charges relating to the Options (within section 439 ITEPA).

In this Election, ITEPA means the Income Tax (Earnings and Pensions) Act 2003.

2.2	This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

2.3	This Election applies to all Options granted to Participant under the Plan on or after [insert date] up to the termination date of the Plan.

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2.4

This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the Social Security Contributions and Benefits Act 1992, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5

This Election will not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part 7 of ITEPA (employment income: securities with artificially depressed market value).

3.	The Election

Participant and the Employer jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Taxable Event is hereby transferred to Participant. Participant understands that by signing this Election, he or she will become personally liable for the Employer’s Liability covered by this Election.

4.	Payment of the Employer’s Liability

4.1

Participant and the Company acknowledge that the Employer is under a duty to remit the Employer’s Liability to HM Revenue & Customs on behalf of Participant within 14 days after the end of the UK tax month during which the Taxable Event occurs, or such other period of time, as prescribed. Participant agrees to pay to the Employer the Employer’s Liability on demand, at any time on or after the Taxable Event, and hereby authorises the Employer to account for the Employer’s Liability to HM Revenue & Customs.

4.2	Without limitation to Clause 4.1 above, Participant hereby authorises the Company and/or the Employer to collect the Employer’s Liability from Participant at any time after the Taxable Event:

(i)	by withholding in shares in accordance with the Subscription Agreement entered into between Participant and the Company; and/or

(ii)	by deduction from salary or any other payment payable to Participant at any time on or after the date of the Taxable Event; and/or

(iii)	directly from Participant by payment in cash or cleared funds; and/or

(iv)	by arranging, on behalf of Participant, for the sale of some of the securities which Participant is entitled to receive upon the exercise of the Options; and/or

(v)	through any other method as set forth in the Subscription Agreement entered into between Participant and the Company.

4.3

The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities under the Subscription Agreement to Participant until full payment of the Employer’s Liability is received.

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5.	Duration of Election

5.1

Participant and the Employer agree to be bound by the terms of this Election regardless of whether Participant is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2	This Election will continue in effect until the earliest of the following:

(i)	the date on which both Participant and the Employer agree in writing that it should cease to have effect;

(ii)	the date on which the Employer serves written notice on Participant terminating its effect;

(iii)	the date on which HM Revenue & Customs withdraws approval of this Form of Election; or

(iv)	the date on which the Election ceases to have effect according to its terms.

5.3	This Election will continue in force regardless of whether Participant ceases to be an employee of the Employer.

Signed by [INSERT NAME OF PARTICIPANT]

Participant

National Insurance No.

Date

Signed for and on behalf of Fortinet UK Ltd.

The Employer

Position

Date

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